The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS

$[ 1,846,166,000] (Approximate)
Deutsche Alt-A Securities Mortgage Loan Trust Series 2007-1

ACE Securities Corp. (Depositor)

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-1 (Issuing Entity)

June [14], 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor or the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.  1

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-1

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-141008

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: June [14], 2007

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-1
$[1,846,166,000] (Approximate)

 Subject to an aggregate permitted variance of +/-5%

All Terms and Conditions are subject to change

Class	Approximate Size(1) ($)	Collateral Type	Assumed Legal Final Maturity(2)	WAL (yrs) to Pricing Speed	Pass-Through Rate	Expected Ratings
Offered
A-1	$[542,640,000]	ARM & Fixed Rate	August 25, 2037	[1.00]	LIBOR + [ ]%(3)	[AAA/Aaa]
A-2	$[192,605,000]	ARM & Fixed Rate	August 25, 2037	[2.00]	LIBOR + [ ]%(3)	[AAA/Aaa]
A-3	$[444,850,000]	ARM & Fixed Rate	August 25, 2037	[3.25]	LIBOR + [ ]%(3)	[AAA/Aaa]
A-4	$[481,454,000]	ARM & Fixed Rate	August 25, 2037	[6.41]	LIBOR + [ ]%(3)	[AAA/Aaa]
A-5	$[184,617,000]	ARM & Fixed Rate	August 25, 2037	[3.29]	LIBOR + [ ]%(3)	[AAA/Aaa]
Total Offered	$[1,846,166,000]
Not Offered
M-1	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-2	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-3	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-4	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-5	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-6	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-7	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-8	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-9	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-10	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-11	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
M-12	$[________]	ARM & Fixed Rate	August 25, 2037	Not Offered Hereby	LIBOR + [ ]%(4)	Not Offered Hereby
Total	$[141,705,000]
(1) The Structure is preliminary and subject to change. The aggregate variance on the bond sizes is + / - 5%.
(2) The assumed legal final maturity is subject to collateral and rating agency analysis.

(3) The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates will be variable rates equal to  the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the Net WAC Pass-Through Rate.  The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 will have the benefit or the Certificate Swap Agreements, as further described below.  If the Optional Call is not exercised on the first possible date, the margins will increase to two times the original margins.

(4) The Pass-Through Rates for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates will be variable rates equal to the lesser of (i) One-Month LIBOR plus the respective margins and (ii) the Net WAC Pass-Through Rate.  These Certificates will have the benefit of the Certificate Swap Agreements, as further described below.  If the Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the original margins.

Transaction Overview

Certificates:

■

The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (the “Class A Certificates” or “Senior Certificates”) and the Class M-1, Class  M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates (the “Class M Certificates” or the “Mezzanine Certificates”).  Additionally, the trust will issue the Class CE, the Class P and the Class R Certificates.

Offered Certificates:	■ The Senior Certificates.
,
Pricing Speed:

■

100% PPC (100% PPC with regard to the fixed rate mortgage loans equals 8% CPR growing to 24% CPR over 12 months. 24% CPR thereafter; 100% PPC with regard to the adjustable rate mortgage loans equals 10% CPR growing to 25% CPR over 12 months. 25% CPR thereafter).

Depositor:	■ ACE Securities Corp.

Master Servicer and Securities Administrator:	■ Wells Fargo Bank, N.A.

Servicer:

■

GMAC Mortgage, LLC (“GMACM”), Counrtrywide Home Loans Servicing LP (“Countrywide Servicing”) and National City Mortgage Co. with respect to approximately 39.80%, 31.90% and 16.45% of the total principal balance of the Mortgage Loans as of the Cut-Off Date, respectively.  The remainder of the Mortgage Loans are serviced by various servicers, each of which services less than 10.00% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  See Exhibit A to this Free Writing Prospectus for a description of GMACM and Countrywide Servicing as servicers.

Originator:

■

The Originators of the Mortgage Loans are Countrywide Home Loans, Inc. (“Countrywide”), and National City Mortgage Co. with respect to approximately 31.31% and 16.45% of the total principal balance of the Mortgage Loans as of the Cut-Off Date, respectively.  The remainder of the Mortgage Loans were originated by various originators, each of which originated less than 10.00% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  See Exhibit B to this Free Writing Prospectus for a description of Countrywide as originator.

Trustee:	■ HSBC Bank USA, National Association

Certificate Swap I Provider:	■ TBD

Certificate Swap II Provider:	■ TBD

Certificate Swap III Provider:	■ TBD

Credit Risk Manager:	■ Clayton Fixed Income Services Inc.

Cut-off Date:	■ June 1, 2007.

Pricing Date:	■ Week of June [13], 2007.

Closing Date:	■ June 29, 2007.

Legal Structure:	■ REMIC.

Optional Call:	■ 10% Cleanup Call, exercisable by the Master Servicer.

Distribution Dates:	■ 25th of each month, or next business day, commencing in July 2007.

Interest Accrual Period:

■

The interest accrual period with respect to the Senior Certificates and Mezzanine Certificates and a given Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Settlement:	■ The price to be paid for the Offered Certificates will not include accrued interest.

ERISA:

■

[The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to Title I of ERISA or section 4975 of the Code, subject to certain conditions. Prior to the termination of the Supplemental Interest Trust which holds the Certificate Swap Agreements, the offered certificates may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an administrative or statutory exemption. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.]

Transaction Overview

SMMEA:

■

[After the Prefunding Period (as defined below), the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as such certificates are rated in one of the two highest rating categories by Moody’s or Standard & Poor’s or another nationally recognized statistical rating organization.  Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.]

Credit Enhancement:	■ Credit Enhancement for the Offered Certificates will be provided by excess interest, overcollateralization, and subordination (see “Allocation of Losses” below).

Prefunding Account:

■

On the Closing Date, it is estimated that up to $[290,824,578.06] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in under “Cashflow Description” below. The Prefunding Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Capitalized Interest Account:

■

On the Closing Date if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into a segregated account referred to as the capitalized interest account (the “Capitalized Interest Account”).  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding Period as a result of the prefunding feature of the transaction.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) after the Prefunding Period will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Collateral:

■

Substantially, all of the mortgage loans (the “Mortgage Loans”) are 30 year fixed rate and adjustable rate loans secured by first liens on on-to four-family residential properties.

■

The Mortgage Loans will consist of fixed [46.37]% and adjustable rate One-Year LIBOR [39.54]%, Six-Month LIBOR [14.00]% and One-Year CMT [0.10]% indexed mortgage loans (in each case, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) with an expected aggregate principal balance of approximately $[1,995,854,911.82] as of the Cut-off Date.

NOTE:  The information related to the Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate principal balance of the Mortgage Loans presented herein by up to 5%.  Consequently, the initial principal balance of the Offered Certificates may vary up to 5% from the amounts shown herein.

Transaction Overview

Advances:

■

The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable by the Servicer.  If the Servicer fails to make any such advance, the Trustee, or a successor servicer appointed by the Trustee will be required to do so subject to its determination of recoverability. The Servicer and the Trustee (or any successor servicer appointed by the Trustee) are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

■

The Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans generally up to the monthly Servicing Fee payable to the Servicer.  If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so for such Distribution Date up to the compensation payable to the Master Servicer.

Administration Fee Rate:

■

The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the master servicing fee rate, if any, (iii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:

■

The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate	■ The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through Rate:

■

The Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Mortgage Loan and (ii) the sum of any Net Swap Payment and Swap Termination Payment owed to any Swap Provider (not caused by a Swap Provider Trigger Event), in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period, subject to adjustment based on the actual number of days elapsed.

Transaction Overview

Certificate Swap Agreements:

■

On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into three Swap Agreements as described below:

■

Certificate Swap Agreement I: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap I Provider with an initial notional amount of $[950,224,814.08].  On any Distribution Date beginning with the Distribution Date in [July 2007], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap I Provider an amount equal to the product of (i) [5.60]% per annum and (ii) the notional amount as set forth in the Certificate Swap Agreement I based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (determined pursuant to the Certificate Swap Agreement I) and (ii) the notional amount as set forth in the Certificate Swap Agreement I from the Certificate Swap I Provider based on an actual/360 day count, until the Certificate Swap Agreement I is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap I Payment”).  See the attached Preliminary Certificate Swap I Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap Agreement I.

■

Certificate Swap Agreement II: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap II Provider with an initial notional amount of $[1,045,630,097.74].  On any Distribution Date beginning with the Distribution Date in [July 2007], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap II Provider an amount equal to the product of (i) [5.68]% per annum and (ii) the notional amount as set forth in the Certificate Swap Agreement I based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (determined pursuant to the Certificate Swap Agreement I) and (ii) the notional amount as set forth in the Certificate Swap Agreement I from the Certificate Swap I Provider based on an actual/360 day count, until the Certificate Swap Agreement I is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap I Payment”).  See the attached Preliminary Certificate Swap I Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap Agreement I.

■

Certificate Swap Agreement III: The Trustee on behalf of the Supplemental Interest Trust will enter into a Swap Agreement with the Certificate Swap III Provider with an initial notional amount of $[356,226,033.72].  On any Distribution Date beginning with the Distribution Date in [August 2012], the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap III Provider an amount equal to the product of (i) [5.21]% per annum and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement III based upon a 30/360 day count convention and (b) the aggregate principal balance of the fixed rate Mortgage Loans on such Distribution Date and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (determined pursuant to the Certificate Swap Agreement III) and (ii) the lesser of (a) the notional amount as set forth in the Certificate Swap Agreement III from the Certificate Swap III Provider based on an actual/360 day count and (b) the aggregate principal balance of the fixed rate Mortgage Loans on such Distribution Date, until the Certificate Swap Agreement III is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap III Payment”).  See the attached Preliminary Certificate Swap III Schedule for the preliminary notional amount for each Distribution Date during the term of the Certificate Swap Agreement III.

Transaction Overview

Certificate Swap Agreements (Continued):

■

Any Net Swap Payments received under the Certificate Swap Agreements will be deposited in an account (the “Certificate Swap Account”) in the Supplemental Interest Trust, and will be paid as follows:

1.

To pay any Net Swap Payments or any Swap Termination Payments (not caused by a Swap Provider Trigger Event (as defined in the Certificate Swap Agreements)) owed to the Certificate Swap Provider.

2.

To pay any unpaid interest on the Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.

To pay the allocated Realized Losses to the Senior Certificates, sequentially, as follows*:

(a)

first, to the Class A-1, Class A-2, Class A-3 and Class A-4, on a pro rata basis, until reduced to zero;

(b)

second, to the Class A-5 Certificates, until reduced to zero; and

4.

To pay the allocated Realized Losses to the Mezzanine Certificates, on a sequential basis.*

5.

To pay any principal to the Offered Certificates in accordance with the principal payment provisions described in clause (4) under the heading “Cashflow Description” below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

6.

To pay any unpaid Net WAC Rate Carryover Amounts first, to the Senior Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Mezzanine Certificates on a sequential basis.

7.

To pay any Swap Termination Payment (caused by a Certificate Swap Provider Trigger Event under the Certificate Swap Agreements) owed to the Certificate Swap Providers.

8.

To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3,4  and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

■

Upon early termination of any swap agreement for various events of  default and termination events specified in the Certificate Swap Agreements, the Supplemental Interest Trust or the Certificate Swap Providers may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Transaction Overview

Principal Distribution Amount:

■

The Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sponsor, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, (vi) any subsequent recoveries relating to Mortgage Loans received during the calendar month preceding the month of the Distribution (vii) with respect to the Distribution Date immediately following the termination of the Prefunding Period, any remaining Prefunded Amount, and (viii) the principal portion of any amounts received in connection with the optional termination of the trust.

Senior Principal Distribution Amount:

■

For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [86.50]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor.

Transaction Overview (Cont.)

Mezzanine Principal Distribution Amount

■

For any class of Mezzanine Certificates and any Distribution Date, will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Mezzanine Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount(s) for such more senior class(es) of  Mezzanine Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Mezzanine Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor; provided, however, that if such class of Mezzanine Certificates is the only class of Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Required Overcollateralization Amount:

■

Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the Certificate Principal Balance of the Offered Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Offered Certificates. The Overcollateralization Amount for the Certificates will be approximately [0.70]% and is anticipated to build to approximately [1.40]% of the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date (the “Required Overcollateralization Amount”). If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess monthly cashflow, if any is available, will be paid to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Offered Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Increase Amount:

■

Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Stepdown Date:

■

The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Mezzanine Certificates) is equal to or greater than [13.50]%.

OC Floor:	■ An amount equal to [0.50]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Prefunding Account.

Credit Enhancement Percentage:

■

The Credit Enhancement Percentage for any class of Senior Certificates or Mezzanine Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the Principal Distribution Amount to the holders of the Senior Certificates and Mezzanine Certificates then entitled to distributions of principal on such Distribution Date.

Class	Two of Three Rating Agencies	Initial CE %	Target CE %	CE % On/After Stepdown Date (the “Stepdown Target Subordination Percentage”)
Senior	[AAA/Aaa]	[6.75]%	[13.50]%	2.00 x Target CE %
M-1	[AA+/Aa1]	[5.15]%	[10.30]%	2.00 x Target CE %
M-2	[AA/Aa2]	[4.15]%	[8.30]%	2.00 x Target CE %
M-3	[AA-/Aa3]	[3.65]%	[7.30]%	2.00 x Target CE %
M-4	[A+/A1]	[3.15]%	[6.30]%	2.00 x Target CE %
M-5	[A/A2]	[2.55]%	[5.10]%	2.00 x Target CE %
M-6	[BBB/Baa2]	[1.85]%	[3.70]%	2.00 x Target CE %
M-7	[BBB-/Baa3]	[1.35]%	[2.70]%	2.00 x Target CE %
M-8	Not Offered	[0.70]%	[1.40]%	2.00 x Target CE %

Trigger Event:	■ If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger Event:

■

With respect to a Distribution Date on or after the Stepdown Date, if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of [   ]% and the Credit Enhancement Percentage, then a Delinquency Trigger Event exists.

Cumulative Loss Trigger Event:

■

With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) divided by the aggregate Scheduled Principal Balance as of the Cut-off Date exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

Distribution Date Occurring in	Percentage
July 2009 to June 2010	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2010 to June 2011	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2011 to June 2012	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2012 to June 2013	[ ]%, plus 1/12th of [ ]% for each month thereafter
July 2013 and thereafter	[ ]%

Transaction Overview (Cont.)

Cashflow Description:

■

The payments to the Certificates to be made on each Distribution Date, to the extent of the available funds from the Mortgage Loans will be made according to the following priority:

Available Funds:

1.

Payments to the Supplemental Interest Trust to pay any Net Swap Payments or the Swap Termination Payments not caused by a Certificate Swap Provider Trigger Event owed to the Certificate Swap Provider under the Certificate Swap Agreements.

2.

Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates to the Class A Certificates, concurrently, on a pro rata basis based on their respective entitlements. Accrued interest on each class of  Class A Certificates shall be calculated at a per annum rate equal to the Pass-Through Rate for such class multiplied by the Certificate Principal Balance of such class on such Distribution Date.

3.

Payments of interest, including accrued and unpaid interest and any unpaid interest shortfalls from prior Distribution Dates sequentially to the Class M-1, Class M-2 Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order. Accrued interest on each class of Mezzanine Certificates shall be calculated at a per annum rate equal to the Pass-Through Rate for such class multiplied by the Certificate Principal Balance of such class on such Distribution Date.

4.

(A)  For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount in the following order:

i.

Pro rata, (x) to the Class A-5 Certificates based on its Certificate Principal Balance until reduced to zero and (y) to the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates based on their aggregate Certificate Principal Balance, provided, further, that distributions pursuant to this subclause shall be made to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates sequentially, in that order, until their respective Certificate Principal Balances are reduced to zero.

ii.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, in an amount up to the Principal Distribution Amount in the following order:

i.

In an amount up to the Senior Principal Distribution Amount, pro rata, (x) to the Class A-5 Certificates based on its Certificate Principal Balance until reduced to zero and (y) to the Class A-1, Class A-2, Class A-3, and Class A-4  Certificates based on their aggregate Certificate Principal Balance, provided, further, that distributions pursuant to this subclause shall be made to the Class A-1, Class A-2, Class A-3 and  Class A-4 Certificates sequentially, in that order, until their respective Certificate Principal Balances are reduced to zero;

ii.

Second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in an amount up to their respective Mezzanine Principal Distribution Amounts, until their respective Certificate Principal Balances are reduced to zero.

Transaction Overview (Cont.)

Cashflow description (cont):

Any Remaining Available Funds:

1.

To pay the allocated Realized Losses to the Senior Certificates, sequentially, as follows*:

(a)

first, to the Class A-1, Class A-2, Class A-3 and Class A-4 on a pro rata basis, in amount up to the Realized Loss Amount remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements, until reduced to zero; and

(b)

second, to the Class A-5 Certificates, in amount up to the Realized Loss Amount remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements, until reduced to zero; and

2.

Sequentially, to the Mezzanine Certificates, in an amount up to the allocated Realized Losses remaining unpaid after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements; and

3.

To the Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate Certificate Principal Balance of such Certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization Amount, in the order of priority described in clause (4) above; and

4.

To pay the Net WAC Rate Carryover Amount first, to the Senior Certificates on a pro-rata basis, based on the entitlement of each such class and second, to the Mezzanine Certificates, on a sequential basis, in each case after taking into account distributions of amounts available for this purpose under the Certificate Swap Agreements; and

5.

To pay any Swap Termination Payment due to the Certificate Swap Providers under the Certificate Swap Agreements as a result of a Certificate Swap Provider Trigger Event; and

6.

To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Net WAC Rate Carryover Amount:

■

With respect to any Distribution Date on which the Pass-Through Rate for a class of Offered Certificates is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount for such class is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

Allocation of Losses:

■

Realized Losses on the Mortgage Loans will be allocated to the most junior class of Mezzanine Certificates outstanding beginning with the Class M-8 Certificates, until the Certificate Principal Balance of each class of the Mezzanine Certificates has been reduced to zero.

■

Thereafter, (i) Realized Losses on the Mortgage Loans will be allocated pro rata to the related Senior Certificates, provided, however, that losses initially allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be allocated to the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero.

Preliminary Certificate Swap Agreement I Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
7/25/2007	950,224,814.08	11/25/2010	288,394,947.36
8/25/2007	922,326,285.70	12/25/2010	279,921,397.83
9/25/2007	895,246,567.15	1/25/2011	271,696,653.72
10/25/2007	868,961,524.14	2/25/2011	263,713,413.25
11/25/2007	843,447,845.52	3/25/2011	255,964,604.54
12/25/2007	818,682,903.73	4/25/2011	248,443,331.36
1/25/2008	794,644,734.74	5/25/2011	241,142,925.46
2/25/2008	771,312,018.65	6/25/2011	234,057,060.74
3/25/2008	748,664,061.08	7/25/2011	227,179,347.03
4/25/2008	726,680,773.91	8/25/2011	220,503,602.63
5/25/2008	705,342,658.43	9/25/2011	214,023,898.07
6/25/2008	684,630,787.74	10/25/2011	207,734,475.02
7/25/2008	664,526,790.04	11/25/2011	201,629,749.07
8/25/2008	645,012,832.28	12/25/2011	195,704,299.20
9/25/2008	626,071,633.75	1/25/2012	189,952,863.37
10/25/2008	607,686,361.08	2/25/2012	184,370,338.95
11/25/2008	589,840,704.72	3/25/2012	178,951,813.95
12/25/2008	572,518,833.42	4/25/2012	173,692,160.15
1/25/2009	555,705,380.25	5/25/2012	168,585,346.77
2/25/2009	539,385,428.96	6/25/2012	163,622,206.18
3/25/2009	523,544,573.06	7/25/2012	158,803,303.52
4/25/2009	508,168,682.06
5/25/2009	493,244,114.21
6/25/2009	478,757,627.80
7/25/2009	464,696,369.53
8/25/2009	451,047,863.08
9/25/2009	437,799,999.20
10/25/2009	424,941,021.48
11/25/2009	412,459,519.48
12/25/2009	400,344,417.46
1/25/2010	388,584,964.55
2/25/2010	377,170,725.20
3/25/2010	366,091,555.48
4/25/2010	355,337,638.34
5/25/2010	344,899,515.68
6/25/2010	334,766,374.31
7/25/2010	324,931,153.69
8/25/2010	315,384,822.57
9/25/2010	306,118,793.42
10/25/2010	297,124,826.58

*Subject to change based on information to be received prior to the Closing Date.

Preliminary Certificate Swap Agreement II Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
7/25/2007	1,045,630,097.74	3/25/2010	711,792,385.21
8/25/2007	1,044,153,697.33	4/25/2010	701,872,312.03
9/25/2007	1,041,084,768.08	5/25/2010	692,088,351.54
10/25/2007	1,036,674,974.14	6/25/2010	682,438,652.08
11/25/2007	1,030,920,267.40	7/25/2010	672,921,122.48
12/25/2007	1,023,821,529.06	8/25/2010	663,534,232.91
1/25/2008	1,015,384,732.27	9/25/2010	654,276,205.76
2/25/2008	1,005,621,035.11	10/25/2010	645,145,287.51
3/25/2008	994,546,844.58	11/25/2010	636,139,748.39
4/25/2008	982,183,849.75	12/25/2010	627,257,882.03
5/25/2008	968,559,022.96	1/25/2011	618,498,005.19
6/25/2008	955,120,667.34	2/25/2011	609,858,457.42
7/25/2008	941,866,249.76	3/25/2011	601,336,781.60
8/25/2008	928,793,271.41	4/25/2011	592,932,203.61
9/25/2008	915,899,267.23	5/25/2011	584,643,129.12
10/25/2008	903,181,805.54	6/25/2011	576,467,985.36
11/25/2008	890,638,487.55	7/25/2011	568,405,220.90
12/25/2008	878,266,946.92	8/25/2011	560,453,305.31
1/25/2009	866,064,849.34	9/25/2011	552,610,728.90
2/25/2009	854,029,892.07	10/25/2011	544,875,857.15
3/25/2009	842,159,803.52	11/25/2011	537,247,369.25
4/25/2009	830,452,342.86	12/25/2011	529,723,816.00
5/25/2009	818,905,299.58	1/25/2012	522,303,767.82
6/25/2009	807,516,493.05	2/25/2012	514,985,814.53
7/25/2009	796,283,772.20	3/25/2012	507,768,289.22
8/25/2009	785,205,015.02	4/25/2012	500,647,990.80
9/25/2009	774,278,128.26	5/25/2012	493,623,058.55
10/25/2009	763,501,046.97
11/25/2009	752,871,734.17
12/25/2009	742,388,180.43
1/25/2010	732,048,403.54
2/25/2010	721,850,448.10

*Subject to change based on information to be received prior to the Closing Date.

Preliminary Certificate Swap Agreement III Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
6/25/2012	486,693,062.91	10/25/2015	275,433,875.79
7/25/2012	479,856,664.95	11/25/2015	271,516,110.32
8/25/2012	473,112,546.28	12/25/2015	267,652,735.70
9/25/2012	466,461,040.80	1/25/2016	263,843,006.68
10/25/2012	459,901,295.30	2/25/2016	260,086,188.15
11/25/2012	453,432,057.01	3/25/2016	256,381,555.00
12/25/2012	447,052,090.22	4/25/2016	252,728,391.98
1/25/2013	440,760,175.94	5/25/2016	249,125,993.57
2/25/2013	434,555,111.75	6/25/2016	245,573,663.85
3/25/2013	428,435,711.57	7/25/2016	242,070,716.38
4/25/2013	422,400,805.37	8/25/2016	238,616,234.82
5/25/2013	416,449,239.06	9/25/2016	235,209,557.03
6/25/2013	410,579,874.18	10/25/2016	231,850,014.75
7/25/2013	404,791,587.74	11/25/2016	228,537,020.91
8/25/2013	399,083,271.99	12/25/2016	225,267,268.14
9/25/2013	393,453,834.24	1/25/2017	222,042,178.72
10/25/2013	387,902,196.61	2/25/2017	218,861,878.86
11/25/2013	382,427,295.87	3/25/2017	215,725,587.22
12/25/2013	377,028,083.24	4/25/2017	212,632,209.82
1/25/2014	371,703,524.17	5/25/2017	209,546,755.55
2/25/2014	366,452,598.15	6/25/2017	206,345,450.94
3/25/2014	361,274,298.56	7/25/2017	203,185,365.25
4/25/2014	356,167,632.43	8/25/2017	200,060,196.58
5/25/2014	351,131,620.28	9/25/2017	196,953,740.76
6/25/2014	346,164,918.72	10/25/2017	193,892,541.18
7/25/2014	341,266,713.17	11/25/2017	190,875,959.32
8/25/2014	336,436,320.49	12/25/2017	187,903,365.53
9/25/2014	331,672,812.98	1/25/2018	184,974,138.87
10/25/2014	326,975,275.54
11/25/2014	322,342,805.50
12/25/2014	317,774,512.47
1/25/2015	313,269,518.16
2/25/2015	308,826,956.20
3/25/2015	304,445,972.02
4/25/2015	300,125,722.64
5/25/2015	295,865,376.57
6/25/2015	291,664,113.59
7/25/2015	287,521,124.67
8/25/2015	283,435,611.74
9/25/2015	279,406,787.61

*Subject to change based on information to be received prior to the Closing Date.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Adam Yarnold	212-250-2669
Florian Halili	212-250-0877
Sam Warren	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Roxana McKinney	212-250-0848
Ayesha Chatterjee	212-250-8297

MBS Analytics
Alex Lee	212-250-7826
Fan Huang	212-250-5470
Unjoo Choi	212-250-5325